Exhibit 10.4

MORTGAGE AND SECURITY AGREEMENT BY FELCOR/CSS (SPE), L.L.C., a Delaware limited liability company, and DJONT OPERATIONS, L.L.C., a Delaware limited liability company	* * * * * * * *	UNITED STATES OF AMERICA STATE OF ____________________ COUNTY OF __________________

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BE IT KNOWN, that on this _____	day of March, 2009, to be effective as of March ______	, 2009;

           BEFORE ME, the undersigned Notary Public, duly commissioned and qualified, and in the presence of the witnesses hereinafter named and undersigned, personally came and appeared:

FELCOR/CSS (SPE), L.L.C., a Delaware limited liability company,(“Borrower”) and DJONT OPERATIONS, L.L.C., a Delaware limited liability company, (“Lessee”) each having its principal office and place of business at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062; and each represented by its duly authorized officer pursuant to the resolution/consent attached hereto on Schedule 1 and Schedule 2, respectively, and made a part hereof.;

which declared that Borrower and Lessee do, by these presents declare and acknowledge an indebtedness unto:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201, as lender (hereinafter referred to as the “Lender”);

-i-

RECITALS:

1.         Concurrent herewith, Borrower and Lender are entering into a Loan Agreement (the “Loan Agreement”) governing a loan from Lender to Borrower in an amount up to $120,000,000.00 (the “Loan”). Lessee is a party to the Loan Agreement pursuant to that certain Joinder attached thereto and made a part thereof. The Loan is evidenced by one or more Promissory Notes executed on the same date as this Instrument (collectively, the “Note”) made by Borrower to Lender in the principal sum of One Hundred Twenty Million U.S. Dollars ($120,000,000.00). Any capitalized term used but not defined in this Mortgage and Security Agreement (this "Instrument") shall have the meaning ascribed to such term in the Loan Agreement.

2.         The Note evidences a Loan requested by Borrower, and which Lender has agreed to make, on the understanding and condition that the indebtedness evidenced by the Note and all of the other Obligations (as defined in Section 1.01) are secured by, among other things, a portfolio of hotel properties, which includes (i) the Property (as hereinafter defined) encumbered by this Instrument, and (ii) the other properties identified in Exhibit E attached hereto (upon which Borrower is executing and delivering concurrently herewith mortgage instruments similar to this Instrument) (the Property and the other hotel properties listed in Exhibit E are collectively referred to as the “Hotel Properties”).

3.         The Property is subject to the Primary Lease (as hereinafter defined), pursuant to which the Lessee holds a leasehold estate in all of the Land and Improvements and operates the Property (pursuant to the Management Agreement and Franchise Agreement) as an “Embassy Suites Hotel” (all of the foregoing defined terms having the definitions set forth in Exhibit A attached hereto). The Lessee owns certain of the Personal Property, Leases, Rents, and other Property that is the subject of this Instrument.

4.         Lender is willing to make the Loan to Borrower only if Lessee assigns and sets over to Lender and grants to Lender a security interest in the Personal Property, Leases, Rents and other assets owned by Lessee.

5.         Lender is relying on the undertakings and agreements of Lessee as set forth in this Instrument in agreeing to make the Loan, and in funding the Loan, to Borrower.

6.         Subject to Borrower’s right to obtain a property release upon Borrower’s satisfaction of the conditions contained in Section 5.03 of the Loan Agreement, it is intended that the indebtedness evidenced by the Note and all of the other obligations of Borrower under all of the Documents are not to be apportioned among any of the Hotel Properties, or any of the security of the mortgages thereon, so that each of the Hotel Properties and each and every lien, assignment and security interest thereon is intended to secure the entire amount of such indebtedness and obligations.

           IN CONSIDERATION of the principal sum of the Note, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of Borrower and Lessee:

A.        do by these presents, with power of sale, specially mortgage, effect, assign, hypothecate and grant a continuing security interest unto and in favor of Lender in the following property, rights, interests and estates owned by Borrower or Lessee (collectively, the “Property”), it being expressly provided that certain of the Personal Property, Leases, Rents, and other Property described in paragraphs (v) through (xi) below is presently owned or held by Lessee (collectively, the “Lessee Personal Property”) pursuant to the Primary Lease, rather than Borrower:

(i)        All of Borrower’s fee estate and all of Lessee’s leasehold estate and their respective other rights, title, and interests in and to the real property in _____________ and described in Exhibit B (the “Land”);

(ii)       All of Borrower’s fee estate and all of Lessee’s leasehold estate and their respective rights, title, and interests in and to all buildings, structures, parking facilities and other improvements (including fixtures) now or later located in or on the Land (“Improvements”);

(iii)      All of Borrower’s fee estate and all of Lessee’s leasehold estate and their respective rights, title, and interests in all easements, estates, and real property interests including hereditaments, servitudes, appurtenances, tenements, mineral and oil/gas rights, water rights, air rights, development power or rights, options, reversion and remainder rights, and any other rights owned by either Borrower or Lessee and relating to or usable in connection with or access to the Property;

(iv)      All right, title, and interest of Borrower and Lessee in and to all land lying within the rights-of-way, roads, or streets, open or proposed, adjoining the Land to the center line thereof, and all sidewalks, alleys, and strips and gores of land adjacent to or used in connection with the Property;

(v)       All right, title, and interest of Borrower and Lessee in, to, and under all plans, specifications, surveys, studies, reports, permits, licenses, agreements, contracts, instruments, books of account, insurance policies, and any other documents relating to the use, construction, occupancy, leasing, or operation of the Property;

(vi)      All of the furniture, furnishings, fixtures, inventory and equipment located on or used in connection with the Property, including the fixtures and personal property, contractual rights, rights to payment or recovery, books and records, permits and licenses, plans and manuals, funds in accounts held by or for the benefit of Borrower and/or Lessee, and all other intangible personal property required or used in the operation of the Property and owned by Borrower and/or Lessee (except that neither Borrower nor Lessee shall be obligated to endorse the titles to vehicles provided that the value thereof does not exceed $150,000.00), and expressly including the property described in Exhibit C and replacements thereof; but excluding all personal property owned by any tenant (a “Tenant”) of the Property;

(vii)     All of Borrower’s and Lessee’s right, title and interest in the proceeds (including conversion to cash or liquidation claims) of (A) insurance relating to the Property and (B) all awards made for the taking by eminent domain (or by any proceeding or purchase in lieu thereof) of the Property, including awards resulting from a change of any streets (whether as to grade, access, or otherwise) and for severance damages;

(viii)    All of Borrower’s and Lessee’s right, title and interest in tax refunds, including interest thereon, tax rebates, tax credits, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Property;

(ix)      All leasehold estates, ground leases, leases (including, without limitation, the Primary Lease), subleases, including without limitation, any and all reservations, security interests, contractual liens and security deposits, licenses, or other agreements affecting the use, enjoyment or occupancy of the Property now or later existing (including any use or occupancy arrangements created pursuant to Title 7 or 11 of the United States Code, as amended from time to time, or any similar federal or state laws now or later enacted for the relief of debtors (the “Bankruptcy Code”) and all extensions and amendments thereto under which either Borrower or Lessee is the landlord, lessee, or licensor (collectively, the “Leases”) and all of Borrower’s and Lessee’s right, title and interest under the Leases, including all guaranties thereof;

(x)       All rents, income and other revenues, including, without limitation, room rents, revenues, accounts, issues, profits, royalties, receivables derived from the use or occupancy of all or any portion of the Improvements (including all oil, gas or other mineral royalties and bonuses), other benefits now or later derived from any portion or use of the Property (including any payments received with respect to any Tenant or the Property pursuant to the Bankruptcy Code), and all cash, security deposits, advance rentals, or similar payments relating thereto, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Property or rendering of services by Borrower, Lessee, or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, parking fees and revenues, health club membership fees, food and beverage wholesale and retail sales (including mini-bar revenues), service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance (collectively, the “Rents”) and all proceeds from the cancellation, termination, surrender, sale or other disposition of the Leases, and the right to receive and apply the Rents to the payment of the Obligations; and

(xi)      All of Borrower’s or Lessee’s rights and privileges heretofore or hereafter otherwise arising in connection with or pertaining to the Property, including, without limiting the generality of the foregoing, all water and/or sewer capacity, all water, sewer and/or other utility deposits or prepaid fees, and/or all water and/or sewer and/or other utility tap rights or other utility rights, any right or privilege of Borrower or Lessee under any loan commitment, lease, contract, declaration of covenants, restrictions and easements or like instrument, developer’s agreement, or other agreement with any third party pertaining to the ownership, development, construction, operation, maintenance, marketing, sale or use of the Property.

B.        Absolutely and unconditionally assigns, sets over, and transfers to Lender all of Borrower’s and Lessee’s right, title, interest and estates in and to the Leases and the Rents, subject to the terms and license granted to Borrower and Lessee under that certain Assignment of Leases and Rents made by Borrower to Lender dated the same date as this Instrument and to which Lessee joined pursuant to that certain Joinder attached thereto and made a part thereof (the “Assignment”), which document shall govern and control the provisions of this assignment.

           TO HAVE AND TO HOLD the Property unto Lender and its successors and assigns forever, subject to the matters listed in Exhibit D (“Permitted Encumbrances”) and the provisions, terms and conditions of this Instrument.

           PROVIDED, HOWEVER, if Borrower shall pay and perform the Obligations as provided for in the Documents (defined below) and shall comply with all the provisions, terms and conditions in the Documents, these presents and the estates hereby granted by Lessee and Borrower (except for the obligations of Borrower set forth in this Instrument that expressly survive repayment of the Obligations) shall cease, terminate and be void; but otherwise the same shall remain in full force and effect.

           IN FURTHERANCE of the foregoing, each of Borrower and Lessee warrants, represents, covenants and agrees as follows:

ARTICLE I -         OBLIGATIONS

Section 1.01    Obligations. This Instrument is executed, acknowledged, and delivered by Borrower and Lessee to secure and enforce the following obligations (collectively, the “Obligations”):

(a)       Payment of all obligations, indebtedness and liabilities under the Documents including (i) the Prepayment Premium (as defined in the Loan Agreement), (ii) interest at both the rate specified in the Note and at the Default Rate (as defined in the Note), if applicable and to the extent permitted by Laws (defined below), and (iii) renewals, extensions, and amendments of the Documents;

(b)       Performance of every obligation, covenant, and agreement under the Documents including renewals, extensions, and amendments of the Documents; and

(c)       Payment of all sums advanced (including costs and expenses) by Lender pursuant to the Documents including any and all future advances under the Note and all renewals, extensions, and amendments of the Documents.

Section 1.02    Documents. The “Documents” shall mean this Instrument, the Loan Agreement, the Note, the Assignment, Other Mortgages, and any other written agreement executed in connection with the Loan including, without limitation, the Recourse Liabilities Guaranty, Environmental and ERISA Indemnity Agreement, Closing Certification, Cash Management Agreement, comfort letters, subordination of management agreements, and UCC financing statements (but excluding the Loan application and Loan commitment) and by the party against whom enforcement is sought, including those given to evidence or further secure the payment and performance of any of the Obligations, and any written renewals, extensions, and amendments of the foregoing, executed by the party against whom enforcement is sought. All of the provisions of the Documents are incorporated into this Instrument as if fully set forth in this Instrument.

ARTICLE II -	ADDITIONAL ADVANCES; EXPENSES; SUBROGATION

Section 1.03    Expenses and Advances. Except as otherwise provided in the Documents, Borrower shall pay all reasonable appraisal, recording, filing, registration, brokerage, abstract, title insurance (including premiums), title searches and examinations, surveys and similar data and assurances with respect to title, U.C.C. search, escrow, attorneys’ (both in-house staff and retained attorneys), engineers’, environmental engineers’, environmental testing, and architects’ fees, costs (including travel), expenses, and disbursements incurred by Borrower or Lender and reasonable fees charged by Lender in connection with the granting, closing, servicing (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business), and enforcement of (a) the Loan and the Documents or (b) attributable to either Borrower or Lessee as owner of the Property. The term “Costs” shall mean any of the foregoing incurred in connection with (a) any default by Borrower under the Documents, (b) the routine (other than routine loan servicing performed in the ordinary course of business and for the performance of which Lender is not routinely reimbursed by other borrowers in the ordinary course of Lender’s business) servicing of the Loan, or (c) the exercise, enforcement, compromise, defense, litigation, or settlement of any of Lender’s rights or remedies under the Documents or relating to the Loan or the Obligations. Notwithstanding, the foregoing, other than during the continuance of an Event of Default, any travel costs associated with Lender’s right to examine, audit and copy the books and records of Borrower or Lessee shall be borne by Lender. If Borrower fails to pay any amounts or perform any actions required under the Documents, Lender may (but shall not be obligated to) advance sums to pay such amounts or perform such actions. Each of Borrower and Lessee grants Lender the right to enter upon and take possession of the

Property to prevent or remedy any such failure and the right to take such actions in Borrower’s or Lessee’s name. No advance or performance shall be deemed to have cured a default by Borrower or Lessee. All (a) sums advanced by or payable to Lender per this Section or under applicable Laws, (b) except as expressly provided in the Documents, payments due under the Documents which are not paid in full when due, and (c) all Costs, shall: (i) be deemed demand obligations, (ii) bear interest from the date of demand at the Default Rate, until paid if not paid on demand, (iii) be part of, together with such interest, the Obligations, and (iv) be secured by the Documents. Lender, upon making any such advance, shall also be subrogated to rights of the person receiving such advance.

Section 1.04    Subrogation.If any proceeds of the Note were used to extinguish, extend or renew any indebtedness on the Property, then, to the extent of the funds so used, (a) Lender shall be subrogated to all rights, claims, liens, titles and interests existing on the Property held by the holder of such indebtedness and (b) these rights, claims, liens, titles and interests are not waived but rather shall (i) continue in full force and effect in favor of Lender and (ii) are merged with the lien and security interest created by the Documents as cumulative security for the payment and performance of the Obligations.

ARTICLE II -           SALE, TRANSFER, OR ENCUMBRANCE OF THE PROPERTY; PARTIAL RELEASE

Section 2.01    Due-on-Sale or Encumbrance; Partial Release. The terms and conditions of Section 5.01, 5.02 and 5.03 of the Loan Agreement relating to due on sale, encumbrance, transfers and partial release of the Property are hereby incorporated into this Instrument as if fully set forth herein.

ARTICLE III -      DEFAULTS AND REMEDIES

Section 3.01    Events of Default.Any Event of Default (as such term is defined in the Loan Agreement) shall be an Event of Default under this Instrument.

Section 3.02    Remedies. If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under the Documents or Laws including the following actions:

(a)       accelerate and declare the entire unpaid Obligations immediately due and payable, except for defaults under Section 6.01 (e) and (f) of the Loan Agreement which shall automatically make the Obligations immediately due and payable by Borrower;

(b)       (i) judicially or otherwise, (i) completely foreclose this Instrument or (ii) partially foreclose this Instrument for any portion of the Obligations due and the lien and security interest created by this Instrument shall continue unimpaired and without loss of priority as to the remaining Obligations not yet due;

(c)       sell for cash or upon credit the Property and all right, title and interest of Borrower or Lessee therein and rights of redemption thereof, pursuant to power of sale;

(d)       recover judgment on the Note either before, during or after any proceedings for the enforcement of the Documents and without any requirement of any action being taken to (i) realize on the Property or (ii) otherwise enforce the Documents;

(e)	seek specific performance of any provisions in the Documents;

(f)        apply for the appointment of a receiver, custodian, trustee, liquidator, or conservator of the Property without (i) notice to any person, (ii) regard for (A) the adequacy of the security for the Obligations or (B) the solvency of Borrower, Lessee or any other person liable for the payment of the Obligations; and Borrower, Lessee and any other person so liable waives or shall be deemed to have waived the foregoing and any other objections to the fullest extent permitted by Laws and consents or shall be deemed to have consented to such appointment;

(g)       with or without entering upon the Property, (i) exclude Borrower, Lessee and any other person from the Property without liability for trespass, damages, or otherwise, (ii) take possession of, and Borrower and Lessee shall agree to surrender on demand, all books, records, and accounts relating to the Property, (iii) give notice to Tenants or any person, make demand for, collect, receive, sue for, and recover in its own name all Rents and cash collateral derived from the Property; (iv) use, operate, manage, preserve, control, and otherwise deal with every aspect of the Property including (A) conducting its business, (B) insuring it, (C) making all repairs, renewals, replacements, alterations, additions, and improvements to or on it, (D) completing the construction of any Improvements in manner and form as Lender deems advisable, (E) executing, modifying, enforcing, and terminating new and existing Leases on such terms as Lender deems advisable and evicting any Tenants in default, and (F) executing, modifying, enforcing and terminating the Management Agreement, Franchise Agreement or any other management agreement or franchise agreement for the operation of the Property, as Lender deems advisable; (v) apply the receipts from the Property to payment of the Obligations, in any order or priority determined by Lender, after first deducting all Costs, expenses, and liabilities incurred by Lender in connection with the foregoing operations and, all amounts needed to pay the Impositions and other expenses of the Property, as well as just and reasonable compensation for the services of Lender and its attorneys, agents, and employees; and/or (vi) in every case in connection with the foregoing, exercise all rights and powers of Borrower, Lessee or Lender with respect to the Property, either in Borrower’s or Lessee’s name or otherwise;

(h)       release any portion of the Property for such consideration, if any, as Lender may require without, as to the remainder of the Property, impairing or affecting the lien or priority of this Instrument or improving the position of any subordinate lienholder with respect thereto, except to the extent that the Obligations shall have been actually reduced, and Lender may accept by assignment, pledge, or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder;

(i)        apply any Deposits to the following items in any order and in Lender’s sole discretion: (A) the Obligations, (B) Costs, (C) advances made by Lender under the Documents, and/or (D) Impositions;

(j)        take all actions permitted under the U.C.C. of the state where the Property is located (the “Property State”) including (i) the right to take possession of all tangible and intangible personal property now or hereafter included within the Property (“Personal Property”) and take such actions as Lender deems advisable for the care, protection and preservation of the Personal Property and (ii) request Borrower and/or Lessee at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower or Lessee at least ten (10) days prior to such action shall constitute commercially reasonable notice to Borrower or Lessee; or

(k)	take any other action permitted under any Laws or any other Document.

If Lender exercises any of its rights under Section 4.02(g), Lender shall not (a) be deemed to have entered upon or taken possession of the Property except upon the exercise of its option to do so, evidenced by its demand and overt act for such purpose; (b) be deemed a beneficiary or mortgagee in possession by reason of such entry or taking possession; nor (c) be liable (i) to account for any action taken pursuant to such exercise other than for Rents actually received by Lender, (ii) for any loss sustained by Borrower or Lessee resulting from any failure to lease the Property, or (iii) any other act or omission of Lender except for losses caused by Lender’s willful misconduct or gross negligence. Each of Borrower and Lessee hereby consents to, ratifies, and confirms the exercise by Lender of their respective rights under this Instrument and appoint Lender as their attorney-in-fact, which appointment shall be deemed to be coupled with an interest and irrevocable, for such purposes.

Section 3.03    Expenses. All Costs, expenses, or other amounts paid or incurred by Lender in the exercise of its rights under the Documents, together with interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, shall be (a) part of the Obligations, (b) secured by this Instrument, and (c) allowed and included as part of the Obligations in any foreclosure, decree for sale, power of sale, or other judgment or decree enforcing Lender’s rights under the Documents.

Section 3.04    Rights Pertaining to Sales. To the extent permitted under (and in accordance with) any Laws, the following provisions shall, as Lender may determine in its sole discretion, apply to any sales of the Property under this Article IV, whether by judicial proceeding, judgment, decree, power of sale, foreclosure or otherwise: (a) Lender may conduct multiple sales of any part of the Property in separate tracts or in its entirety and each of Borrower and Lessee hereby waives any right to require otherwise; (b) any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice; and (c) Lender may acquire the Property and, in lieu of paying cash, may pay by crediting against the Obligations the amount of its bid, after deducting therefrom any sums which Lender is authorized to deduct under the provisions of the Documents.

Section 3.05    Application of Proceeds. Any proceeds received from any sale or disposition under this Article IV or otherwise, together with any other sums held by Lender, shall, except as expressly provided to the contrary, be applied in the order determined by Lender to: (a) payment of all Costs and expenses of any enforcement action or foreclosure sale, transfer of title by power of sale, or otherwise, including interest thereon at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws, (b) all taxes, Assessments, and other charges unless the Property was sold subject to these items; (c) payment of the Obligations in such order as Lender may elect; (d) payment of any other sums secured or required to be paid by Borrower; and (e) payment of the surplus, if any, to any person lawfully entitled to receive it. Borrower and Lender intend and agree that during any period of time between any foreclosure judgment that may be obtained and the actual foreclosure sale that the foreclosure judgment will not extinguish the Documents or any rights contained therein including the obligation of Borrower to pay all Costs and to pay interest at the applicable interest rate specified in the Note, which shall be the Default Rate unless prohibited by Laws.

Section 3.06	Additional Provisions as to Remedies.

(a)       Subject to Borrower's right to obtain a property release upon Borrower's satisfaction of the conditions contained in Section 5.03 of the Loan Agreement, the Obligations and Indebtedness under all of the Documents are not intended to be, and shall not be, apportioned among any of the Hotel Properties, or any of the other security of Lender for the Loan, so that each of the Hotel Properties and each and every other lien, assignment, and security interest is intended to secure the entire amount of the Indebtedness. In no event shall any internal apportionment or allocation by Lender of the Indebtedness among the Hotel

Properties, whether for purposes of Lender’s underwriting, analysis, or administration of the Loan or otherwise, be binding on Lender for any purpose.

(b)       Upon an Event of Default, Lender shall be entitled to foreclose against any one or more of the Hotel Properties in any order, as Lender shall elect in its sole and absolute discretion, and no election by Lender to foreclose against fewer than all of the Hotel Properties shall constitute or be deemed to be (i) an election of remedies by Lender or (ii) a waiver of Lender’s right to foreclose against any of the other Hotel Properties. Without in any manner limiting Lender’s remedies, Lender shall be entitled to commence separate actions for foreclosure in any or all of the different jurisdictions in which the Hotel Properties are located, either concurrently or successively as Lender shall elect in its sole and absolute discretion. Each of Borrower and Lessee hereby waives any and all rights to object to Lender maintaining multiple actions for foreclosure and/or collection of the Indebtedness (or, to the extent any such rights or provisions are not waivable as a matter of law, each of Borrower and Lessee stipulates and agrees that such provisions shall not be interpreted to prevent Lender from commencing, maintaining, and pursuing to judgment multiple actions for foreclosure and collection of the Indebtedness in the different jurisdictions in which the Hotel Properties are located, subject to Lender applying the amounts realized in any such foreclosures to the Indebtedness and Obligations as provided in this Instrument and the Other Mortgages).

(c)       In addition, upon the entry of any judgment of foreclosure against any one or more (but fewer than all) of the Hotel Properties and the completion of the sale of such Hotel Properties (including any necessary proceedings subsequent to such sale in order to confirm or approve the same),the Amount Realized Upon Foreclosure (as hereinafter defined) shall be applied to the Indebtedness and Obligations in the manner provided in this Instrument and the Other Mortgages, and the remaining Indebtedness and Obligations which remain unsatisfied after each and any such application of the Amount Realized Upon Foreclosure of such Hotel Properties shall continue to be secured by this Instrument or the Other Mortgages (as the case may be) as to which a foreclosure judgment and sale shall not have been entered and completed as aforesaid, until all of the Indebtedness and Obligations shall be satisfied in full. For purposes of this Instrument and all Other Mortgages, the “Amount Realized Upon Foreclosure” as used in the preceding sentence with respect to any of the Hotel Properties shall mean the amount of the successful bid in any foreclosure sale with respect to the applicable Hotel Properties, as confirmed in any confirmation of the foreclosure sale in the applicable foreclosure proceedings, or, if no confirmation proceedings are available under the laws and procedures applicable to such foreclosure, then as otherwise customarily determined under the applicable laws and procedures (including by way of return of sale or deficiency judgment), without regard to whether the successful bid is made by Lender, any agent or affiliate of Lender, or any other person. Without limiting any other remedies of Lender, Borrower and Lessee agree that, to the extent permitted by applicable law, Lender shall be entitled to obtain a deficiency judgment against either Borrower or Lessee, or both Borrower and Lessee, in any foreclosure proceedings for the purpose of obtaining a judicial determination of the Amount Realized Upon Foreclosure in any such foreclosure proceedings.

(d)       It is further agreed that if default be made in the payment of any part of the Indebtedness secured by this Instrument, as an alternative to the right of foreclosure for the full Indebtedness after acceleration thereof, Lender shall have the right to institute partial foreclosure proceedings with respect to any portion or portions of said Indebtedness so in default (either for recovery of those payments or installments which shall then be due and payable, without acceleration of the Note, or for recovery of such payments and amounts due under the Note as Lender may elect to accelerate, without accelerating the entire Note) against any one or more of the Hotel Properties, as Lender may elect, as if under a full foreclosure, and without declaring the entire Indebtedness due (such proceeding being hereinafter referred to as a “partial foreclosure”), and provided that if foreclosure judgment is entered with respect to the Property pursuant to a partial foreclosure proceeding because of a default of a part of the Indebtedness, such judgment and sale pursuant thereto may be made subject to the continuing lien of each of the Other

Mortgages for the unmatured part of the Indebtedness; and it is agreed that such judgment or sale pursuant to a partial foreclosure, if so made, shall not in any manner affect the unmatured or unaccelerated part of the Indebtedness, but as to such unmatured or unaccelerated part, this Instrument (to the extent foreclosure and sale shall not have been made against all of the Property encumbered hereby) and each of the Other Mortgages and the liens thereof shall remain in full force and effect just as though no foreclosure judgment or sale had been entered or made under the provisions of this Section. Notwithstanding the filing of any partial foreclosure or entry of a judgment of foreclosure therein, Lender may elect at any time prior to a foreclosure sale pursuant to such judgment, to discontinue such partial foreclosure and to accelerate the Indebtedness by reason of any uncured default or defaults upon which such partial foreclosure was predicated or by reason of any other defaults, and proceed with full foreclosure proceedings. It is further agreed that several foreclosure sales may be made pursuant to partial foreclosure without exhausting the right of full or partial foreclosure sale for any unmatured part of the secured indebtedness, it being the purpose to provide for a partial foreclosure sale of the Indebtedness for any matured or accelerated portion of the Indebtedness without exhausting the power to foreclose and to sell any of the Property or any of the other Hotel Properties pursuant to any such partial foreclosure for any other part of the Indebtedness whether matured at the time or subsequently maturing, and without exhausting any right of acceleration and full foreclosure.

(e)       No failure, refusal, waiver, or delay by Lender to exercise any rights under the Documents upon any default or Event of Default shall impair Lender’s rights or be construed as a waiver of, or acquiescence to, such or any subsequent default or Event of Default. No recovery of any judgment by Lender and no levy of an execution upon the Property or any other property of Borrower or Lessee shall affect the lien and security interest created by this Instrument and such liens, rights, powers, and remedies shall continue unimpaired as before. Lender may resort to any security given by this Instrument or any other security now given or hereafter existing to secure the Obligations, in whole or in part, in such portions and in such order as Lender may deem advisable, and no such action shall be construed as a waiver of any of the liens, rights, or benefits granted hereunder. Acceptance of any payment after any Event of Default shall not be deemed a waiver or a cure of such Event of Default and such acceptance shall be deemed an acceptance on account only. If Lender has started enforcement of any right by foreclosure, sale, entry, or otherwise and such proceeding shall be discontinued, abandoned, or determined adversely for any reason, then Borrower, Lessee and Lender shall be restored to their former positions and rights under the Documents with respect to the Property, subject to the lien and security interest hereof.

Section 3.07    Waiver of Rights and Defenses. To the fullest extent Borrower and Lessee may do so under Laws, (a) neither Borrower nor Lessee will at any time insist on, plead, claim, or take the benefit of (i) any statute or rule of law now or later enacted providing for any appraisement, valuation, stay, extension, moratorium, redemption, or (ii) any statute of limitations; (b) each of Borrower and Lessee, for itself, its successors and assigns, and for any person ever claiming an interest in the Property (other than Lender), waives and releases all rights of redemption, reinstatement, valuation, appraisement, notice of intention to mature or declare due the whole of the Obligations, all rights to a marshaling of the assets of Borrower or Lessee, including the Property, or to a sale in inverse order of alienation, in the event of foreclosure (or extinguishment by transfer of title by power of sale) of the liens and security interests created under the Documents; and (c) neither Borrower nor Lessee shall not be relieved of its obligation to pay the Obligations as required in the Documents nor shall the lien or priority of the Documents be impaired by any agreement renewing, extending, or modifying the time of payment or the provisions of the Documents (including a modification of any interest rate), unless expressly released, discharged, or modified by such agreement. Regardless of consideration and without any notice to or consent by the holder of any subordinate lien, security interest, encumbrance, right, title, or interest in or to the Property, Lender may (y) release any person liable for payment of the Obligations or any portion thereof or any part of the security held for the Obligations or (z) modify (with the agreement of Borrower, Lessee or other applicable Party or Parties thereto) any of the provisions of the Documents without impairing or affecting the Documents or the lien, security interest, or the priority of the modified Documents as security for the Obligations over any such subordinate lien, security interest, encumbrance, right, title, or interest.

ARTICLE IV -      SECURITY AGREEMENT

Section 4.01    Security Agreement. This Instrument constitutes both a real property mortgage and a “security agreement” within the meaning of the U.C.C. The Property includes real and personal property and all tangible and intangible rights and interest of Borrower and Lessee in the Property. Borrower and Lessee grant to Lender, as security for the Obligations, a security interest in the Personal Property to the fullest extent that the same may be subject to the U.C.C. Each of Borrower and Lessee authorizes Lender to file any financing or continuation statements and amendments thereto relating to the Personal Property without the signature of Borrower or Lessee if permitted by Laws.

Section 4.02    Fixture Filing. This Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of Section 9-334 and 9-502 of the U.C.C. with respect to any and all fixtures included within the term “Property” and any Personal Property that may now be or hereafter become “fixtures” within the meaning of Section 9-102 of the U.C.C.

ARTICLE V -        ADDITIONAL PROVISIONS

Section 5.01    Notices. Any notice, request, demand, consent, approval, direction, agreement, or other communication (any “notice”) required or permitted under this Instrument shall be in writing and shall be validly given if sent by a nationally-recognized courier that obtains receipts, delivered personally by a courier that obtains receipts, or mailed by United States certified mail (with return receipt requested and postage prepaid) addressed to the applicable person as follows:

If to Borrower: FelCor Lodging Trust Incorporated 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062 Attention: Jonathon Yellen, Executive Vice President and General Counsel	With a copy of notices sent to Borrower to: Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue., Suite 4100 Dallas, Texas 75201-4675 Attention: Robert W. Dockery, Esq.
If to Lessee: FelCor Lodging Trust Incorporated 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062 Attention: Jonathon Yellen, Executive Vice President and General Counsel	With a copy of notices sent to Lessee to: Akin Gump Strauss Hauer & Feld LLP 1700 Pacific Avenue., Suite 4100 Dallas, Texas 75201-4675 Attention: Robert W. Dockery, Esq.

If to Lender:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Prudential Asset Resources

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Asset Management Department

Reference Loan No. 706108165

With a copy of notices sent to Lender to:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Prudential Asset Resources

2100 Ross Avenue, Suite 2500

Dallas, Texas 75201

Attention: Legal Department

Reference Loan No. 706108165

Each notice shall be effective upon being so sent, delivered, or mailed, but the time period for response or action shall run from the date of receipt as shown on the delivery receipt. Refusal to accept delivery or the inability to deliver because of a changed address for which no notice was given shall be deemed receipt. Any party may periodically change its address for notice and specify up to two (2) additional addresses for copies by giving the other party at least ten (10) days’ prior notice.

Section 5.02    Governing Law. Matters relating to priority, perfection and enforcement of this Instrument shall be governed by and construed in accordance with the laws of the state of           and the applicable laws of the United States of America.  Except as provided in the preceding sentence, this Instrument shall be governed and construed in accordance with the laws of the state of  New York and the applicable laws of the United States of America.

Section 5.03	Transfer of Loan.

           (a) Lender may, at any time, (i) sell, transfer or assign the Documents and any servicing rights with respect thereto or (ii) grant participations therein or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (collectively, the “Securities”). Lender may forward to any purchaser, transferee, assignee, servicer, participant, or investor in such Securities (collectively, “Investors”), to any Rating Agency (defined below) rating such Securities and to any prospective Investor, all documents and information which Lender now has or may later acquire relating to the Obligations, Borrower, Lessee, any guarantor, any indemnitor(s), the Leases, and the Property, whether furnished by Borrower, Lessee, any guarantor, any indemnitor(s) or otherwise, as Lender determines advisable. As a precondition to the receipt of any non-public or otherwise confidential information about Borrower, Lessee, any guarantor, any indemnitor(s), the Leases, and the Property, such Investors shall agree to be bound by a confidentiality agreement. At the request of Lender, Borrower, Lessee, any guarantor and any indemnitor agree to cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Section including the delivery of an estoppel certificate in accordance with Section 4.16 of the Loan Agreement and such other representations, warranties, agreements and documents as are customary and usual in the marketplace or as may be reasonably required by Lender or any Rating Agency in connection with any transfer made or any Securities created pursuant to this Section, and shall use diligent efforts to obtain such documents and agreement from Tenants and other third parties as may be reasonably requested; provided, that Borrower shall not be required to incur (i) any liability beyond the scope of the Documents, or (ii) any material unreasonable expense (unless the same is reimbursed by Lender). For purposes of the preceding sentence, any expense in excess of $5,000 shall be deemed a “material unreasonable expense”. “Rating Agency” shall mean any one or more credit rating agencies approved by Lender.

(b)       Each of Borrower and Lessee agrees that upon any assignment or transfer of the Documents by Lender to any third party, Lender shall have no obligations or liabilities under the Documents, such third party shall be substituted as the lender under the Documents for all purposes and, each of Borrower and Lessee shall look solely to such third party for the performance of any obligations under the Documents or with respect to the Loan.

Section 5.04    WAIVER OF TRIAL BY JURY. EACH OF BORROWER, LESSEE AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH.

Section 5.05    Miscellaneous. If both the lessor's and lessee's interest under any Lease ever becomes vested in any one person, this Instrument and the lien and security interested created hereby shall not be destroyed or terminated by the application of the doctrine of merger and Lender shall continue to have and enjoy all its rights and privileges as to each separate estate. Upon foreclosure (or transfer of title by power of sale) of this Instrument, none of the Leases shall be destroyed or terminated as a result of such foreclosure (or sale), by application of the doctrine of merger or as a matter of law, unless Lender takes all actions required by law to terminate the Leases as a result of foreclosure (or sale). All of Borrower's and Lessee’s covenants and agreements under the Documents shall run with the land and time is of the essence. The provisions of the Documents shall be binding upon each of Borrower and Lessee, and their respective representatives, successors, and assigns including successors in interest to the Property and inure to the benefit of Lender and its successors, substitutes, and assigns. The terms of this Instrument are subject to the non recourse provisions contained in Section 7.01 of the Loan Agreement.

ARTICLE VI -      LOCAL LAW PROVISIONS

Section 6.01	LOCAL LAW PROVISIONS

[TO BE INSERTED]

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[signatures on following page]

SIGNATURE PAGE TO

MORTGAGE AND SECURITY AGREEMENT

THUS DONE AND PASSED, on the date first set forth hereinabove, to be effective as set forth herein, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after a due reading of the whole.

WITNESSES:	BORROWER:

FELCOR/CSS (SPE), L.L.C., a Delaware limited liability company

By:
Name:
Title:

NOTARY PUBLIC
Notary Bar Identification No.:
My Commission expires:

SIGNATURE PAGE TO

                MORTGAGE AND SECURITY AGREEMENT

THUS DONE AND PASSED, on the date first set forth hereinabove, to be effective as set forth herein, in the presence of the undersigned competent witnesses, who hereunto sign their names with the said appearer and me, Notary, after a due reading of the whole.

WITNESSES:	LESSEE:

DJONT Operations, L.L.C., a Delaware limited liability company

By:
Name:
Title:

NOTARY PUBLIC
Notary Bar Identification No.:
My Commission expires:

Exhibit A

SCHEDULE OF DEFINED TERMS

As used in this Instrument, the following terms shall have the meaning specified:

Hotel Properties: Along with the Property, the hotel properties securing the Loan, as the same may be released, replaced or modified pursuant to the terms of the Loan Agreement.

Franchise Agreement: The existing franchise/license agreement with the Licensor with respect to the Property as of the date of this Instrument, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal, or replacement thereof entered into in accordance with the provisions of Section 4.25 of the Loan Agreement.

Licensor: Promus Hotels, Inc., a Delaware corporation, or in the event Borrower shall enter into a replacement Franchise Agreement in accordance with the provisions of Section 4.25 of the Loan Agreement, the licensor under such replacement license agreement.

Loan Agreement: That certain Mortgage Loan Agreement dated as of the date of this Instrument entered into by and between Borrower and Lender, as the same may be amended, modified, extended, renewed or restated from time to time.

Manager: Collectively, Promus Hotels, Inc., a Delaware corporation, or in the event Borrower shall enter into a replacement Management Agreement in accordance with the provisions of Section 4.25 of the Loan Agreement, the manager under such replacement management agreement.

Management Agreement: The existing management agreement with respect to the Property with the Manager as of the date of this Instrument, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal, or replacement thereof entered into in accordance with the provisions of Section 4.25 of the Loan Agreement.

Other Mortgages: Collectively, all of those certain other mortgages or deeds of trust of even date with this Instrument made by Borrower in favor of Lender to secure the Obligations, which encumber the other Hotel Properties, as the same may be amended, supplemented, restated, consolidated or otherwise modified from time to time.

Primary Lease: That certain Lease Agreement dated as of between Borrower, as landlord, and Lessee, as tenant, pursuant to which the Property has been leased to Lessee, as the same may be amended from time to time (subject to obtaining Lender's consent to any such amendment), or any extension, renewal or replacement thereof entered into in accordance with Section 4.10 of the Loan Agreement.

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